UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

PTC Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35969	04-3416587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:
(908) 222-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 19, 2018, PTC Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Agility Merger Sub, Inc., a Delaware corporation and a wholly owned, indirect subsidiary of the Company (“Transitory Subsidiary”), Agilis Biotherapeutics, Inc., a Delaware corporation (“Agilis”), and, solely in its capacity as the representative, agent and attorney-in-fact of the equityholders of Agilis, Shareholder Representative Services LLC, a Colorado limited liability company. The Merger Agreement provides for the acquisition of Agilis by the Company through the merger of Transitory Subsidiary into Agilis, with Agilis surviving as a wholly owned, indirect subsidiary of the Company (the “Merger”).   Agilis is a privately-held biotechnology company advancing an innovative gene therapy platform for rare monogenic diseases that affect the central nervous system.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of capital stock of Agilis, all issued and outstanding shares of the capital stock and outstanding vested options and warrants of Agilis will be converted into the right to receive, subject to customary adjustments, an aggregate, of (i) $50.0 million and (ii) a number of shares of the Company’s common stock (the “Closing Stock Consideration”) equal to $150.0 million divided by the volume-weighted average price per share of the Company’s common stock on the Nasdaq Global Select Market for the ten consecutive trading day period ending on the second trading day immediately preceding the closing of the Merger (the “10-Day VWAP”), and will be subject to reduction such that the number of shares issuable will not equal or exceed 20% of the issued and outstanding shares of the Company’s common stock immediately prior to the closing date, which is expected to be a maximum of approximately 9.34 million.  Agilis equityholders would receive additional cash consideration in lieu of any such reduction in Closing Stock Consideration.

In addition, pursuant to the Merger Agreement, Agilis equityholders will be entitled to receive contingent payments from the Company based on (i) the achievement of certain development milestones up to an aggregate maximum amount of $60.0 million, (ii) the achievement of certain regulatory approval milestones together with a milestone payment following the receipt of a priority review voucher up to an aggregate maximum amount of $535.0 million, (iii) the achievement of certain net sales milestones up to an aggregate maximum amount of $150.0 million, and (iv) a percentage of annual net sales for Friedreich ataxia and Angelman Syndrome during specified terms, ranging from 2-6%. Under the Merger Agreement, the Company is required to pay $40.0 million of the development milestone payments no later than the second anniversary of the closing of the Merger, regardless of whether the applicable milestones have been achieved.

The Merger Agreement contains customary representations, warranties and covenants of Agilis and the Company, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, to obtain required third party consents, and covenants requiring Agilis, subject to certain exceptions, to carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and prohibiting the Company from initiating or otherwise knowingly facilitating any inquiry, proposal, offer or discussion with any party other than the Company with respect to certain transactions involving Agilis or any of its subsidiaries.

The Merger Agreement also contains customary indemnification provisions whereby the equityholders of Agilis will indemnify the Company and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of Agilis under the Merger Agreement, appraisal claims of Agilis stockholders, fraud and knowing misrepresentation and certain other matters. As partial security for the indemnification and purchase price adjustment obligations of Agilis equityholders under the Merger Agreement, (i) $2.5 million in cash of the merger consideration otherwise payable in the Merger to Agilis equityholders will be placed in third party escrow until the final resolution of any adjustments to the purchase price based on Agilis’s closing net working capital and (ii) the first $25.0 million of any contingent consideration that becomes actually due and payable under the Merger Agreement, along with 12.5% of any contingent consideration in excess of such first $25.0 million that becomes actually due and payable under the Merger Agreement, will be withheld by the Company, for a period of 15 months following the closing.  The Merger Agreement contains customary termination rights for both the Company and Agilis, including, among others, for failure to consummate the Merger by the date that is five months after the date of the Merger Agreement.

The Merger Agreement includes customary closing conditions, including the requisite consent to the adoption of the Merger by Agilis’s stockholders receipt of certain third party consents and the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements of 1976, as amended.

Pursuant to the Merger Agreement, the Company has agreed (i) in the event that Agilis provides certain required information at least 10 business days prior to the Closing of the Merger, on the closing date of the Merger or, (ii) alternatively, following the closing of the Merger, to use commercially reasonable efforts to file a registration statement on Form S-3 with respect to the resale of the shares of the Closing Stock Consideration to be issued to Agilis equityholders as Merger consideration and to maintain the effectiveness of such registration statement until the six month anniversary date of the closing of the Merger or such earlier time as all shares of Company common stock covered by the registration statement have been sold, subject to certain exceptions and the provision of certain information by Agilis.

The above description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the terms of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Bridge Loan and Security Agreement

In connection with the Merger Agreement, on July 19, 2018, the Company entered into a Bridge Loan and Security Agreement (the “Bridge Loan and Security Agreement”) by and among the Company, Agilis and certain of Agilis’s domestic subsidiaries, as guarantors.  Under the Bridge Loan Agreement, the Company agreed to make a term loan advance to Agilis in an original principal amount of up to $10.0 million and, in the event that the Merger does not close prior to September 2, 2018, an additional term loan advance of up to $10.0 million, in each case, subject to the satisfaction of certain conditions. Each domestic subsidiary of Agilis has agreed to jointly and severally guarantee Agilis’s payment obligations under the Bridge Loan Agreement.

The term loans will accrue interest at a fixed rate per annum equal to 3.0%, subject to increase to 8.0% in the event of a default. Upon closing of the Merger or an event of default, Agilis must repay all outstanding term loans plus accrued and unpaid interest thereon, plus any other sums that have then become due and payable under the Bridge Loan Agreement; provided, however, that only the second term loan advance (if any) would be accelerated for payment in an event of default arising due to failure to obtain stockholder approval for the Merger or a material breach of the Merger Agreement by Agilis. To the extent not previously repaid, all outstanding credit extensions plus accrued and unpaid interest thereon, plus any other sums that have then become due and payable under the Bridge Loan Agreement, must be repaid by July 19, 2020. Agilis may elect to prepay any or all of the term loan advances at any time without penalty or premium.

Under the Bridge Loan Agreement, Agilis granted the Company a continuing, first priority perfected security interest (subject to certain permitted liens) to all right, title and interest in, to and under all present and future real and personal property of Agilis and any guarantor, whether tangible or intangible, subject to certain exceptions in the Bridge Loan Agreement, but not including Agilis’s intellectual property.

The Bridge Loan Agreement contains certain customary representations and warranties, affirmative covenants and conditions. The Bridge Loan Agreement also contains a number of negative covenants that, among other things and subject to certain exceptions, restrict Agilis’s and its subsidiaries’ ability to engage in certain actions or undergo certain changes from and after the termination of the Merger Agreement. The Bridge Loan Agreement also contains customary events of default (subject to grace periods as appropriate). In an event of default occurring as a result of termination of the Merger Agreement by the Company for Agilis’s material breach or failure to perform or failure to timely obtain the required stockholder approval, the Company has a limited remedy to declare the second term loan advance (if any) immediately due and payable, but the first term loan advance would remain outstanding and accrue interest at 8.0% per annum.

The above description of the Bridge Loan Agreement is a summary only and is qualified in its entirety by reference to the terms of the Bridge Loan Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Consent under Credit and Security Agreement

In connection with the execution of the Merger Agreement and Bridge Loan Agreement, on July 19, 2018, the Company entered into an amendment and consent agreement (the “Credit Agreement Amendment”) to its existing credit and security agreement with MidCap Financial Trust, a Delaware statutory trust (“MidCap”), as administrative agent, and the other lenders parties thereto, dated as of May 5, 2017 (the “Existing Credit Agreement”). Pursuant to the Credit Agreement Amendment, MidCap and the requisite lenders agreed to, among other things, amend and modify certain covenants and other provisions in the Existing Credit Agreement to permit the entering into of the Merger Agreement and the Bridge Loan Agreement, and the consummation and performance of the transactions contemplated thereby, in each case, subject to certain terms and conditions.

The above description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by reference to the terms of the Credit Agreement Amendment, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the common stock consideration under the terms of the Merger Agreement set forth in Item 1.01 is incorporated herein by reference.  In connection with the closing of the Merger, the Company will issue to the Agilis equityholders the common stock consideration pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01.    Regulation FD Disclosure.

On July 19, 2018, the Company issued a press release in which it announced that it entered into the Merger Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated July 19, 2018, by and among PTC Therapeutics, Inc., Agility Merger Sub, Inc., Agilis Biotherapeutics, Inc. and, solely in its capacity as equityholder representative, Shareholder Representative Services LLC

10.1	Bridge Loan and Security Agreement, dated as of July 19, 2018, by and among PTC Therapeutics, Inc., Agilis Biotherapeutics, Inc., and the Guarantors as defined therein
10.2	Amendment No. 1 and Limited Consent to Credit and Security Agreement, dated of as July 19, 2018, by and among PTC Therapeutics, Inc., MidCap Financial Trust, and the Lenders as defined therein
99.1	Press Release, dated July 19, 2018, issued by PTC Therapeutics, Inc.

* Confidential treatment has been requested for certain portions that are omitted from this exhibit. The omitted information has been filed separately with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the registrant’s application for confidential treatment. In addition, schedules have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the registrant may request confidential treatment for any document so furnished.

Cautionary Statement Concerning Forward Looking Statements

This Report contains forward-looking statements addressing the Merger and the other transactions contemplated in the Merger Agreement and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. All statements, other than those of historical fact, contained in this Report are forward-looking statements, including statements related to the Company’s expectations with respect to the closing of the Merger; the potential financial impact and benefits to the Company of the Merger, including with respect to the business of Agilis to be acquired and the Company’s expectations with respect to contingent payments to the Agilis equityholders based on net sales and the potential achievement of development, regulatory and sales milestones and contingent payments to the Agilis equityholders with respect thereto; the future expectations, plans and prospects for the Company; the Company’s strategy, future operations, future financial position, future revenues or projected costs; the integration of Agilis’s operations and employees; and the objectives of management.  Other forward-looking statements may be identified by the words “look forward”, “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: satisfaction of the conditions to closing the Merger (including the failure to obtain necessary Agilis stockholder and regulatory approvals) in the anticipated timeframe or at all; the Company’s ability to realize the anticipated benefits of the Merger, including the possibility that the expected benefits from the Merger will not be realized or will not be realized within the expected time period; negative effects of the announcement of the Merger Agreement on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of TranslarnaTM (ataluren) and Emflaza®; the sufficiency of the Company’s cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; the integration of Agilis’s operations and employees; and the factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K as well as any updates to these risk factors filed from time to time in the Company’s other filings with the SEC.   As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product candidate will receive or maintain regulatory approval in any territory, or prove to be commercially successful, including Translarna or Emflaza, or any product candidates acquired in the Merger.  The forward-looking statements contained herein represent the Company’s views only as of the date of this Report and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Report except as required by law. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: July 19, 2018	By:	/s/ Christine Utter
	Name:	Christine Utter
	Title:	Principal Financial Officer